HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS, INC.

FINANCIAL STATEMENTS

JULY 31, 2013  AND 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Health Education Corporation (d.b.a. NutraNomics, Inc.)

Salt Lake City, Utah

We have audited the accompanying balance sheets of Health Education Corporation (d.b.a. NutraNomics, Inc.) (the “Company”) as of July 31, 2013 and 2012, and the related statements of operations, stockholders' deficit, and cash flows for the years ended July 31, 2013 and 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Education Corporation (d.b.a. NutraNomics, Inc.) as of July 31, 2013 and 2012, and the results of its operations and cash flows for the years ended July 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has experienced losses from operations, has a working capital deficiency and limited cash resources that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

Mantyla McReynolds, LLC

Salt Lake City, Utah

August 22, 2013

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Balance Sheets

ASSETS

	July 31,	July 31,
	2013	2012
CURRENT ASSETS

Cash and cash equivalents	$11,129	$32,022
Accounts recivable, net of allowance	159,107	74,400
Related party recievable	1,750	200
Prepaid expenses	1,674	336
Inventory	276,477	392,736

Total Current Assets	450,137	499,694

PROPERTY & EQUIPMENT, net	22,336	28,993

OTHER ASSETS

Rent deposit	2,000	2,000

TOTAL ASSETS	$474,473	$530,687

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$343,496	$216,638
Lines of Credit	261,911	72,564
Related party payable	24,514	15,687
Unearned revenue	58,418	47,499

Total Current Liabilities	688,339	352,388

LONG-TERM LIABILITIES

Related party notes payable	75,000	300,714

Total Current and Long-Term Liabilities	763,339	653,102

STOCKHOLDERS' DEFICIT

Common stock; no par value, 10,000,000 shares
authorized; 8,994,800 and 8,984,800 shares issued
and outstanding, respectively	2,302,525	2,297,525
Treasury stock	(6,000)	(6,000)
Accumulated deficit	(2,585,391)	(2,413,940)

Total Stockholders' Deficit	(288,866)	(122,415)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$474,473	$530,687

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Statements of Operations

	For the Years Ended
	July 31,
	2013	2012

REVENUES	$2,858,200	$2,925,152
COST OF SALES	2,211,702	2,251,335

Gross profit	646,498	673,817

OPERATING EXPENSES

General and administrative	351,522	363,443
Professional fees	19,994	24,528
Research and development	44,706	194
Salaries and wages	385,075	231,160

Total Operating Expenses	801,297	619,325

OPERATING INCOME (LOSS)	(154,799)	54,492

OTHER INCOME (EXPENSE)

Other income	-	26,332
Interest expense	(16,652)	(19,914)

Total Other Income (Expense)	(16,652)	6,418

NET INCOME (LOSS) BEFORE INCOME TAXES	(171,451)	60,910
Provision for income taxes	-	-

NET INCOME (LOSS)	$(171,451)	$60,910

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.02)	$0.01

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,990,636	8,980,647

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Statements of Stockholders' Deficit

					Total
	Common Stock		Treasury	Accumulated	Stockholders'
	Shares	Amount	Stock	Deficit	Equity (Deficit)

Balance, July 31, 2011	8,974,800	$2,292,525	$(4,000)	$(2,474,850)	$(186,325)

Common stock issued for services	10,000	5,000	-	-	5,000

Purchase of treasury stock	-	-	(2,000)	-	(2,000)

Net income for the year ended
July 31, 2012	-	-	-	60,910	60,910

Balance, July 31, 2012	8,984,800	2,297,525	(6,000)	(2,413,940)	(122,415)

Common stock issued for services	10,000	5,000	-	-	5,000

Net loss for the year ended
July 31, 2013	-	-	-	(171,451)	(171,451)

Balance, July 31, 2013	8,994,800	$2,302,525	$(6,000)	$(2,585,391)	$(288,866)

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Statements of Cash Flows

	For the Years Ended
	July 31,
	2013	2012

OPERATING ACTIVITIES

Net income (loss)	$(171,451)	$60,910
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Common stock issued for services	5,000	5,000
Allowance for bad debt	4,738	14,858
Depreciation expense	8,319	7,638
Changes in operating assets and liabilities:
Accounts receivable	(89,444)	(117,448)
Other assets	(2,888)	(336)
Inventory	116,259	(170,676)
Unearned revenue	10,919	(60,989)
Accounts payable and accrued expenses	126,858	142,119

Net Cash From Operating Activities	8,310	(118,924)

INVESTING ACTIVITIES

Purchase of equipment	(1,662)	(6,075)

Net Cash From Investing Activities	(1,662)	(6,075)

FINANCING ACTIVITIES

Proceeds from related party payable	16,208	14,882
Repayments of related party payable	(7,381)	(48,037)
Purchase of Treasury stock	-	(2,000)
Proceeds from line of credit	257,290	151,552
Repayments of line of credit	(67,944)	(106,767)
Proceeds from notes receivable-related party	-	150,484
Repayments of notes payable- related party	(225,714)	(18,086)

Net Cash From Financing Activities	(27,541)	142,028

NET INCREASE (DECREASE) IN CASH	(20,893)	17,029
CASH AT BEGINNING OF PERIOD	32,022	14,993

CASH AT END OF PERIOD	$11,129	$32,022

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$6,448	$13,064
Income taxes	$-	$100

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

NOTE 1 – NATURE OF OPERATIONS

Health Education Corporation d.b.a. Nutranomics, (the “Company”) was incorporated under the laws of the State of Delaware on February 14, 1996 and later reincorporated under the laws of the State of Utah on January 5, 1998.  The Company was originally organized to provide education services, books, cassette tapes and public presentations.    The Company utilized several revenue generating tools in order to accomplish this goal including Live Blood Analysis (LBA), iridology, bone density screening and other self-help methods.  In 1998, the Company changed its incorporation to the State of Utah, the primary place of business.  In 2001, the Company created its own line of nutritional products that quickly became its leading revenue source.  The Company filed for the d.b.a. of Nutranomics, in order to fully prepare and utilize the brand name for expansion.  In retail outlets and to its clientele, the Company is known as Nutranomics.  The Company sells its own brand of supplements in 16 countries direct to the public.  The Company also performs research and development services and outsource manufacturing for third party entities.  Beyond its sales in both the United States and Canada, the Company maintains sales representatives in Taiwan, Japan, Singapore, Philippines, Malaysia and Korea. The Company maintains multiple different trademarks, trade names and patents.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  The Company has elected a July 31 fiscal year end.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less. As of July 31, 2013 and 2012, the Company’s cash balances were within the FDIC insurance coverage limits.

Revenue Recognition

Our revenue is derived from the service revenue from Live Blood Analysis, sale of retail products, and revenue derived from educational services.

The Company’s revenue recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition (“SAB 104”), and other applicable revenue recognition guidance under US GAAP. Sales revenue is recognized for our retail and wholesale customers when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectibility is reasonably assured — generally when products are shipped to the customer and services are rendered, except in situations in which title passes upon receipt of the products by the customer. In this case, revenues are recognized upon notification that customer receipt has occurred. The Company accrues an estimated amount for sales returns and allowances related to defective or returned products at the time of sale based on its ability to estimate sales returns and allowances using historical information. As of July 31, 2013 and 2012, the Company calculated the amount to be less than 1% of sales so no allowance was accrued in either year.  Shipping and handling fees and related freight costs and supplies associated with shipping products to customers are included as a component of cost of sales. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

The Company also recognizes revenues from the distribution of its product through trade partners.  Related revenues consist of product costs, distribution fees, testing and labeling costs, as well as any associated administrative fees.  The Company recognizes these revenues after the product has been shipped from the outsource manufacturer to the trade partner.  The Company has contractual obligation to pay the outsource manufacturers, and as a principal in these arrangements the Company includes the total product price as revenue in accordance with applicable accounting guidance.   The Company has separately negotiated contractual relationships with its trade partners, and under contracts with these trade partners the Company assumes the credit risk of product produced by the outsource manufacturer and dispensed to the trade partner.

Cost of Sales

The Company includes product costs (i.e. material, direct labor and overhead costs), shipping and handling expense, insurance on inventory, production-related depreciation expense and product license agreement expense in cost of sales.

Advertising Costs

The Company classifies expenses for advertising as general and administrative expenses. The Company incurred advertising costs of $50,284 and $45,446 during the years ended July 31, 2013 and 2012, respectively.

Accounts Receivable

Receivables from the sale of goods and services are stated at net realizable value, do not bear interest and do not generally require collateral. The Company adjusts credit limits based upon payment history and the customer’s current creditworthiness. The Company maintains an allowance for doubtful accounts based upon a variety of factors.  The Company reviews all open accounts and provides specific reserves for customer collection issues when it believes the loss is probable, considering such factors as the length of time receivables are past due, the financial condition of the customer, and historical experience. The Company also records a reserve for all customers, excluding those that have been specifically reserved for, based upon evaluation of historical losses. The Company recorded an allowance for doubtful accounts of $112,389 and $107,651 as of July 31, 2013 and 2012, respectively.

Inventories

Inventories are stated at the lower of cost or market. The cost for inventories is determined using the first-in, first-out method on the weighted average basis. The cost includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition. In assessing the ultimate realization of inventories, the Company makes judgments as to future demand requirements compared to current or committed inventory levels. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand. In addition, the Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions. As of July 31 inventories consisted of the following:

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

	July 31, 2013	July 31, 2012
Raw materials	$35,713	$88,842
Finished goods	240,764	303,894
Work in process	-	-
Subtotal	276,477	392,736
Reserve for obsolescence	-	-
Total	$276,477	$392,736

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash, accounts receivable, accounts payable, lines of credit, and notes payable.   Due to short-term maturities, the carrying amount of these instruments approximates fair value.  Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high quality financial institutions. The Company had $0 of cash balances in excess of federally insured limits at July 31, 2013 and 2012.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. Assets recorded under leasehold improvements are amortized using the straight-line method over the lesser of their useful lives or the related lease term.  The Company uses the following useful lives for its major classifications of property and equipment:

Description	Useful Lives
Furniture & Fixtures	7 years
Office Furniture	5 years
Equipment & Machinery	5-7 years
Leasehold Improvements	15 years

The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC Topic 360. ASC Topic 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the years ended July 31, 2013 and 2012, the Company recorded no impairment losses.

Research and Development Costs

The Company expenses the costs of the development of its nutritional products during the period incurred. The Company incurred research and development expenses of $44,706 and $194 during the years ended July 31, 2013 and 2012, respectively.

Stock-Based Compensation

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

The Company follows the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values.  The Company uses the Black-Scholes option valuation model for determining the fair value of stock based compensation.  Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

The Company records the stock-based compensation awards issued to non-employees and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines pertaining to when the service is complete or a performance commitment date is reached, whichever is earlier.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws expected to be in effect when the differences are expected to be settled or realized.  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax assets are reviewed for recoverability, and the Company records a valuation allowance to reduce its deferred income tax assets when it is more likely than not that all or some portion of the deferred income tax assets will not be realized.

The Company recognizes the effect of tax positions only if those positions are more likely than not of being sustained. Recognized tax positions are measured at the largest amount that is greater than 50 percent likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Estimated interest and penalties related to underpayment of income taxes are recorded as a component of the tax provision in the statement of operations.

Earnings per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the periods presented. The Company has no potentially dilutive securities, such as convertible preferred stock, options, or warrants, outstanding during the periods presented. Accordingly, basic and dilutive earnings (loss) per common share are the same.

Significant Concentrations

There is currently one customer that makes up 46% and 68% of total sales as of July 31, 2013 and 2012, respectively. The loss of this customer would have a material adverse effect on the Company’s financial condition and results of operation.  There are currently three vendors that make up 81% and 77% of total purchases as of July 31, 2013 and 2012, respectively.

Sales Tax Collected From Customers

As a part of the Company’s normal course of business, sales taxes are collected from customers. Such taxes collected are remitted, in a timely manner, to the appropriate governmental tax authority on behalf of the customer. The Company’s policy is to present revenue and costs, net of value added and sales taxes.

Recent Accounting Pronouncements

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

The Company has reviewed recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has generally had net losses after consideration of income taxes.  Further, the Company has negative working capital and insufficient cash flows from operation as of July 31, 2013, and does not have the requisite liquidity to pay its current obligations.  These factors, among others, raise substantial doubt about its ability to continue as a going concern.  Management will seek to increase revenues and reduce costs, while raising capital through the sale of its stock.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – COMMITMENTS, CONTINGENCIES AND LEGAL MATTERS

Management of the Company has conducted a diligent search and concluded that there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed.

NOTE 4 – PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

	July 31,	July 31,
	2013	2012
Federal income tax expense	$-	$15,499
State income tax expense	-	4,007
Less change in valaution allowance	-	(19,506)
Net income tax expense	$-	$-

A reconciliation of income taxes computed at the federal statutory rate of 34% for July 31, 2013 and 2012 is as follows:

	2013	2012
Federal income taxes at 34%	$(58,328)	$20,710
State income tax, net of federal benefit	(5,661)	2,010
Change in net operating loss	18,385	-
Tax effect on non-deductible expenses and credits	701	582
Changes in valuation allowance	44,903	(23,302)
	$-	$-

The tax effects of temporary differences which give rise to deferred tax assets and liabilities consists of the following:

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

	July 31,	July 31,
	2013	2012
Deferred tax asset attributable to:
Net operating loss carryover	$242,339	$214,057
Allowance for doubtful accounts	42,914	41,147
Depreciation	9,302	-
Less, valuation allowance	(294,555)	(249,652)
Net deferred tax asset	$-	$5,552

Deferred tax liabiltiy attributable to:
Depreciation	$-	$(5,552)
Net deferred tax liabilities	$-	$(5,552)

The Company sustained net operating losses in 2013 in the accompanying statements of operations.  No deferred tax asset or income tax benefits are reflected in the financial statements for net deductible temporary differences or net operating loss carryforwards, because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero, and consequently there is no income tax provision or benefit presented for the fiscal years ended July 31, 2013 and 2012. The valuation allowance increased by $45,110 to $294,762 in 2013.

As of July 31, 2013, the Company had net operating loss carryforwards for tax reporting purposes of approximately $638,000. These net operating loss carryforwards, if unused, begin to expire in 2023.  As of July 31, 2013 and 2012, the Company has no liabilities for unrecognized tax benefits.  The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the years ended July 31, 2013, and 2012, the Company did not recognize any interest or penalties in its statement of operations, nor did it have any interest or penalties accrued in its balance sheet at July 31, 2013 and 2012 relating to unrecognized tax benefits.

The Company has not yet filed the federal income tax return in the U.S for the 2012 calendar year. The calendar tax years 2011 and 2010 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which the Company is subject.

NOTE 5 – LEASES

The Company leases a 3,000 square foot office in the Draper, Utah that serves as its principal executive offices. The lease expires on December 31, 2014. Pursuant to the lease, the rent for the fiscal years ended July 31, 2013 and 2012 totaled $46,140 and $41,465, respectively.

The Company has three separate subleases for three rooms totaling 1,500 square feet of their Draper office space to three individuals on a month to month basis. In May 2013, a sublease related to one of the rooms was terminated. Pursuant to the sublease agreements, the monthly rent received for the fiscal years ended July 31, 2013 and 2012 totaled $12,500 and $12,275, respectively.

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

The Company leased certain machinery and equipment in 2013 and 2012 under an agreement that is classified as an operating lease. The lease expired on July 15, 2013 and is now leased on a month-to-month basis. Rent expense under the operating lease totaled $3,717 and $6,681 at July 31, 2013 and 2012, respectively.

The future minimum lease payments required under the operating leases as of July 31, 2013 are as follows:

Year Ended July 31,	Amount
2014	$39,875
2015	16,875
2016	-
2017	-
Thereafter	-
Total lease obligations	$56,750

NOTE 6 – EQUIPMENT

Property and equipment consists of the following as of July 31, 2013 and 2012. Depreciation expense was $8,319 and $7,638 for the years ended July 31, 2013 and 2012, respectively.

	2013	2012
Furniture & Fixtures	$11,860	$11,860
Office Furniture	28,932	27,270
Equipment & Machinery	45,541	45,541
Accumulated Depreciation	(63,997)	(55,678)
Net Book Value	$22,336	$28,993

NOTE 7 – RELATED PARTY NOTES PAYABLE

In November 2006, the Company entered into a $197,850 loan with an officer bearing an 8% interest rate, which was payable on demand.  As of July 31, 2013 and 2012, the Company owed $0 and $150,714 in principal, respectively, and paid $1,893 and $9,761 in interest for both years then ended.

In January 2012, the Company entered into a two year, zero percent note with an 8% imputed interest rate with the same officer in the amount of $150,000.  The note is due on December 31, 2014.  As part of the loan agreement, the Company agreed to pay royalty payments in connection with sales of a certain product line. To date, no royalties have been earned or paid due to the lack of sales from the product line. The company paid $1,063 and $0 in the years ended July 31, 2013 and 2012, respectively. At July 31, 2013 and 2012, the Company owed $75,000 and $150,000 of principal on the loan.

As of July 31, 2013 and 2012, the Company owed a total of $75,000 and $300,714 in principal in related party notes.

NOTE 8 – RELATED PARTY PAYABLE

Related party payables consist of payments made by a director through credit cards and use of a line of credit related used to pay expenses on behalf of the Company.  During the years ended July 31, 2013 and 2012, the officer lent $16,208 and $14,842

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

and the Company made payments of $7,381 and $48,037, respectively. As of July 31, 2013 and 2012, the Company owed a total of $24,514 and $15,687 in related party payables.

NOTE 9 – LINES OF CREDIT

The Company maintains a Line of Credit with Key Bank (the “Lender”).  The Line of Credit was opened on August 28, 2012, with an available $250,000 to be drawn on for one year, not to exceed the principal amount (“draw period”).  Once the draw period is completed, advances will no longer be permitted and the Company shall repay the principal and interest outstanding, over 5 years (“repayment period”).  The repayment period begins August 28, 2013, after which a minimum monthly payment amount will be determined.  The initial interest rate is 5.210%, and is variable.  The variable interest rate is based on an independent index which is the “prime rate” as published each business day in the “Money Rates” column of the Wall Street Journal.  Interest on the note is computed on a 365/365 simple interest basis, using 1.960% points over the index.  The Lender executed a commercial security agreement.  With this agreement, the Lender is entitled to a security interest in the Company’s inventory, chattel paper, accounts receivable and general intangibles.  The balance outstanding on this note as of July 31, 2013 and 2012 was $244,000 and $50,035, respectively.  The Lender allowed the Company to absorb a prior $50,000 note into this note, not affecting the repayment date.  The Company makes monthly interest only payments during the draw period; as such, no accrued interest was recorded for either period.  The Company did incur issuance costs of $4,037, which were expensed upon occurrence.

In 1998, the Company entered into a line of credit with Zions Bank (“Lender”) with a credit limit of $40,000. The line bears a compounding per annum fixed interest rate of 5.25%. As of July 31, 2013 and 2012, the Company owed $17,911 and $22,528 in principal, respectively.  The Lender executed a commercial security agreement.  With this agreement, the Lender is entitled to a security interest in the Company’s inventory, chattel paper, accounts receivable and general intangibles.  The Company did incur a setup fee, which has been fully amortized.  There is no term limit on the line and the Company is allowed to draw up to its dollar limit.

NOTE 10 – STOCK TRANSACTIONS

As of July 31, 2013 and 2012, the Company has 10,000,000 shares of common stock authorized with no par value, and 8,994,800 and 8,984,800 shares of common stock issued and outstanding, respectively.

In 2012, the Company entered into an employee agreement under which the Company is required to pay the employee a salary and 10,000 shares of the Company’s common stock at the end of each calendar year. The common stock was valued based upon similar cash equity transactions at $0.50 per share for both years totaling $5,000 and $5,000 for the years ended July 31, 2013 and 2012, respectively, and vest immediately upon issuance. On December 31, 2013 and 2012, the Company issued 10,000 and 10,000 shares, respectively.

On September 6, 2011, the Company repurchased 224,000 common shares from a shareholder for $2,000 to be held as treasury stock.

NOTE 11 – INDUSTRY SEGMENT, GEOGRAPHIC INFORMATION AND SIGNIFICANT CUSTOMERS

Geographic Sales Regions

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

We currently sell and distribute our products in four geographic regions: North Asia, Greater China, South Asia/Pacific, and Americas. The following table sets forth the revenue for each of the geographic regions for the years ended July 31, 2013 and 2012:

	Year Ended July 31,
	2013		2012

Americas	$2,058,531	72.02%	$2,360,988	80.71%
North Asia	467,371	16.35	383,908	13.12
Greater China	226,424	7.92	163,461	5.59
South Asia/Pacific	105,874	3.70	16,795	0.57
	$2,858,200	100.00%	$2,925,152	100.00%

The table below lists our equipment, net, by geographic area for the years ended July 31, 2013 and 2012:

	Year Ended July 31,
	2013		2012

Americas	$22,336	100.00%	$28,993	100.00%
North Asia	-	-	-	-
Greater China	-	-	-	-
South Asia/Pacific	-	-	-	-
	$22,336	100.00%	$28,993	100.00%

The table below lists revenue generated by each of the Company's product lines during the years ended July 31, 2013 and 2012:

	Year Ended July 31,
	2013		2012

Product Sales	$2,847,652	99.63%	$2,925,062	100.00%
LBA Services	10,548	0.37	90	-
Educational Services	-	-	-	-
	$2,858,200	100.00%	$2,925,152	100.00%

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

 July 31, 2013 and 2012

Significant Customers

There is currently one customer that makes up 46% and 68% of total sales as of July 31, 2013 and 2012, respectively.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 22, 2013, which is the date the financial statements were available to be issued.  The Company identified no subsequent events through August 22, 2013.

EX-99.1 PRO FORMA FINANCIAL INFORMATION

BUKA VENTURES INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Health Education Corporation dba. Nutranomics, (“Nutranomics”) by Buka Ventures, Inc., (“Buka” and the “Company”) through a Stock Exchange Agreement and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On September 13, 2013, Buka Ventures, Inc., a Nevada corporation (“Buka”) and Health Education Corporation dba. Nutranomics, a Utah corporation (“Nutranomics”), executed and delivered a Share Exchange Agreement (the “Share Agreement”) and all required or necessary documentation to complete the merger (collectively, the “Transaction Documents”), whereby Buka became the parent company and Nutranomics became the wholly-owned subsidiary on the closing of the Share Agreement. Prior to the closing of this transaction and pursuant to a certain Share Exchange Agreement dated September 13, 2013, Buka canceled 25,000,000 of its 46,500,000 issued and outstanding common shares and simultaneously issued 25,005,544 of its common stock in exchange for 8,994,800 shares of Nutranomics common stock.

This transaction is being accounted for as a reverse acquisition. Nutranomics is the surviving company and the acquirer for accounting purposes.

The following unaudited pro forma consolidated statement of operations for the nine months ended July 31, 2013 of Buka Ventures, Inc. and for the year ended July 31, 2013 for Nutranomics gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at July 31, 2013 for Nutranomics and July 31, 2013 for Buka assumes the effects of the above as if this transaction had occurred as of July 31, 2013.

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunction with Buka’s audited financial statements as of and for the nine months ended July 31, 2013 and the audited financial statements of Nutranomics as of and for the period ended July 31, 2013. The unaudited pro forma consolidated financial statements are consolidated as if the individual results of each company reflected the same twelve month period.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of our future results.

HEALTH EDUCATION CORPORATION dba. Nutranomics
Unaudited Proforma Consolidated Balance Sheet

Health Education Corporation dba. Nutranomics July 31, 2013
Buka Ventures Inc. July 31, 2013

	Health Education Corporation dba. Nutranomics	Buka Ventures Inc.
	July 31,	July 31,
	2013	2013	Adjustments		Consolidated
ASSETS

Current Assets
Cash and cash equivalents	$11,129	$1,439			$12,568
Accounts recivable, net of allowance	159,107	-			159,107
Related party recievable	1,750	-			1,750
Prepaid expenses	1,674	2,500			4,174
Advances	-	-			-
Inventory	276,477	-			276,477
Rent deposit	-	-			-

Total Current Assets	450,137	3,939			454,076

Property & Equipment, net	22,336	-			22,336

Other Assets
Rent deposit	2,000	-			2,000

Total Other Long-term Assets	2,000	-			2,000

Total Assets	$474,473	$3,939			$478,412

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$343,496	$2,341			$345,837
Lines of Credit	261,911	-			261,911
Related party payable	24,514	198			24,712
Unearned revenue	58,418	-			58,418
Total Current Liabilities	688,339	2,539			690,878

Long-term Liabilities
Related party notes payable	75,000	-			75,000
Total Long-term Liabilities	75,000	-			75,000

Total Liabilities	763,339	2,539			765,878

Stockholders' Equity
Common stock; no par value, 750,000,000 shares
authorized; par value $0.001; 46,505,544
shares issued and outstanding	2,302,525	46,500	B	(2,302,525)	46,506
			C	(25,000)
			B	25,006
Treasury stock	(6,000)	-	B	6,000	-
Additional paid in capital	-	93,800	B	2,302,525	2,251,419
			B	(6,000)
			A	(138,900)
			B	(25,006)
			C	25,000
Accumulated deficit	(2,585,391)	(138,900)	A	138,900	$(2,585,391)

Total Stockholders' Equity	(288,866)	1,400		-	$(287,466)

Total Liabilities and Stockholders' Equity	$474,473	$3,939		-	$478,412

HEALTH EDUCATION CORPORATION dba. Nutranomics
Unaudited Proforma Consolidated Income Statement

For the Year ended July 31, 2013 for Health Education Corporation dba. Nutranomics July 31, 2013
For the Nine Months ended July 31 , 2013 for Buka Ventures, Inc.

	Nutranomics		Buka Ventures, Inc.
	For the		For the
	Year ended		Year ended
	July 31,		July 31,	Adjustments	Consolidated
	2013		2013

Revenues	$2,858,200	D	$-		$2,858,200
Cost of Goods Sold	2,211,702		-		2,211,702
Gross Profit	646,498		-		646,498

OPERATING EXPENSES
General and administrative	351,522	D	9,572		361,094
Professional fees	19,994		-		19,994
Research and development	44,706		-		44,706
Salaries and wages	385,075		-		385,075

Total Operating Expenses	801,297	D	9,572		810,869

Loss from Operations	(154,799)	D	(9,572)		(164,371)

Other Income (Expense)
Interest Expense	(16,652)		-		(16,652)

Total Other Income (Expense)	(16,652)		-		(16,652)

Loss Before Income Taxes	(171,451)	D	(9,572)		(181,023)
Income Tax Expense	-		-		-

NET LOSS	$(171,451)	D	$(9,572)		$(181,023)

Basic and Diluted Loss Per Share of Common Stock	$(0.01)	D	$(0.00)		$(0.00)

Weighted Average Number of Shares Outstanding	24,993,967	D	46,500,000		46,505,544

Buka Ventures, Inc.
Unaudited Proforma Annualized Income Statement
For the Year ended July 31, 2013

	For the	For the	For the	For the Twelve
	Year Ended	Nine Months Ended	Nine Months Ended	Months Ended
	October 31,	July 31,	July 31,	July 31,
	2012	2012	2013	2013

Revenues	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative	23,567	17,675	3,680	9,572	D

Total Operating Expenses	23,567	17,675	3,680	9,572	D

Loss from Operations	(23,567)	(17,675)	(3,680)	(9,572)	D

Other Income (Expense)
Interest Expense	-	-	-	-

Total Other Income (Expense)	-	-	-	-

Loss Before Income Taxes	(23,567)	(17,675)	(3,680)	(9,572)	D
Income Tax Expense	-	-	-	-

NET LOSS	$(23,567)	$(17,675)	$(3,680)	$(9,572)	D

Basic and Diluted Loss Per Share of Common Stock	$(0.00)	$(0.00)	$(0.00)	$(0.00)	D

Weighted Average Number of Shares Outstanding	46,210,382	46,500,000	46,500,000	46,500,000	D

BUKA VENTURES, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2013 FOR BUKA VENTURES, INC. AND FOR THE

YEAR ENDED JULY 31, 2013 FOR HEALTH EDUCATION CORPORATION

DBA NUTRANOMICS

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The transaction is being accounted for as reverse acquisition and recapitalization. Nutranomics is the acquirer for accounting purposes. Buka is the issuer. Accordingly, Nutranomics historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the transaction. The accumulated deficit of Nutranomics is carried forward after the acquisition. Operations prior to the transactions are those of Nutranomics. Earnings per share for the period prior to the transaction are restated to reflect the equivalent number of shares outstanding.

NOTE B – ADJUSTMENT

(a)	To record recapitalization and eliminate accumulated deficit of Buka.
(b)	To record the issuance of 25,005,544 of its common stock in exchange for 8,994,800 shares of Nutranomics common stock
(c)	To record the cancellation of common stock issued to the former officers and directors of Buka
(d)	To annualize the Income Statement for Buka ventures for the twelve months ended July 31, 2013.